Exhibit 8.1

Subsidiaries of Adecoagro S.A.

Majority Owned Subsidiaries:

	Name	Place of Incorporation
1	Adecoagro GP S.à r.l.	Luxembourg
2	Adecoagro LP S.C.S	Luxembourg
3	Kadesh Hispania S.L.U.	Spain
4	Leterton España S.L.U.	Spain
5	Global Calidon S.L.	Spain
6	Global Acamante S.L.	Spain
7	Global Mirabilis S.L.	Spain
8	Global Carelio S.L.	Spain
9	Global Asterion S.L.U.	Spain
10	Global Pindaro S.L.U.	Spain
11	Global Acasto S.L.U.	Spain
12	Global Pileo S.L.U.	Spain
13	Global Anceo S.L.	Spain
14	Global Laertes S.L.U.	Spain
15	Global Seward S.L.U.	Spain
16	Peak Texas S.L.U.	Spain
17	Peak City S.L.U.	Spain
18	Global Hisingen S.L.	Spain
19	Adeco Agropecuaria S.A.	Argentina
20	Pilagá S.A.	Argentina
21	Cavok S.A.	Argentina
22	Establecimientos El Orden S.A.	Argentina
23	Agro Invest S.A.	Argentina
24	Forsalta S.A.	Argentina
25	Bañado del Salado S.A.	Argentina
26	Dinaluca S.A.	Argentina
27	Compañía Agroforestal de Servicios y Mandatos S.A.	Argentina
28	Simoneta S.A.	Argentina
29	Ladelux S.A.	Uruguay
30	Kelizer S.A.	Uruguay
31	Agroglobal S.A.	Uruguay
32	Adecoagro Brasil Participações S.A.	Brazil
33	Adeco Agropecuária Brasil Ltda.	Brazil
34	Usina Monte Alegre Ltda.	Brazil
35	Adecoagro Vale do Ivinhema S.A.	Brazil
36	Adecoagro Commodities Ltda.	Brazil

Non-consolidated Affiliated Entities

	Name	Place of Incorporation
1	CHS Agro S.A.	Argentina